PART IV
ITEM 15 Exhibits and Financial Statement Schedules

EXHIBIT 23    Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-183238) and Form S-8 (No. 333-179307, No. 333-166583, No. 333-163899, No. 333-147994, No. 333-64207, No. 333-129395, No. 333-107839, No. 333-90785, No. 333-31903, No. 333-22391, No. 033-60053 and No. 033-51791) of Cigna Corporation of our reports dated February 28, 2013 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP Philadelphia, Pennsylvania February 28, 2013

E-8    CIGNA CORPORATION - 2012 Form 10-K